UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300, Westlake Village, California 91362

(Address of principal executive offices) (Zip Code)

(818) 661-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2020, MannKind Corporation, a Delaware corporation (the “Company”), QrumPharma, Inc., a Delaware corporation (the “Acquired Company”), the stockholders of the Acquired Company named therein (the “Sellers”) and SHR Services LLC, a Pennsylvania limited liability company, solely in its capacity as the Securityholders’ Representative (the “Securityholders’ Representative”), entered into a Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company purchased all of the outstanding capital stock of the Acquired Company, subject to the conditions set forth therein (the “Transaction”).

Pursuant to the terms of the Purchase Agreement and as consideration to the holders of capital stock, options and convertible securities of the Acquired Company, the Company paid upfront approximately $3.5 million in cash (the “Cash Consideration”) and issued 3,067,179 shares of the Company’s common stock (the “Stock Consideration”), subject to adjustment for cash on hand, unpaid indebtedness, unpaid transaction expenses, net working capital, and other liabilities of the Acquired Company. 306,717 shares of the Stock Consideration (the “Escrow Shares”) and $350,000 of the Cash Consideration (the “Escrow Cash”) will be held in an escrow fund for purposes of satisfying any post-closing indemnification claims under the Purchase Agreement, and $250,000 of the Cash Consideration will be held in an escrow fund for purposes of post-closing purchase price adjustments.

The Sellers are also entitled to contingent payments equal to (i) 1.5% of the total annual and global adjusted net sales of specified products that exceed $50.0 million is such calendar year plus (ii) 1.0% of the total annual and global adjusted net sales of a specified clofazimine product that exceed $200.0 million is such calendar year (the “Contingent Payments”).

The Purchase Agreement contains customary representations and warranties and covenants of each of the parties. The Purchase Agreement also includes indemnification provisions whereby the Sellers will indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of the Acquired Company. The Company and the other indemnified parties will be able to make claims against the Escrow Shares and the Escrow Cash for a period of eighteen months following the consummation of the Transaction and thereafter against any Contingent Payments.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

MidCap Credit Facility Amendment

On December 7, 2020, the Company and MannKind LLC, the Company’s wholly owned subsidiary, entered into an Amendment No. 4 to Credit and Security Agreement (the “MidCap Amendment”) with MidCap Financial Trust, as agent, and the lenders party thereto, pursuant to which the parties amended the Credit and Security Agreement, dated August 6, 2019, to consent to the Transaction.

The foregoing description of the MidCap Amendment does not purport to be complete and is qualified in its entirety by reference to the MidCap Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The Stock Consideration (including the Escrow Shares) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events

On December 7, 2020, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Purchase Agreement, dated December 7, 2020 by and among the Company, the Acquired Company, the Sellers and the Securityholders’ Representative.

4.1	Amendment No. 4 to Credit and Security Agreement, dated December 7, 2020 by and among the Company, MannKind LLC and MidCap Financial Trust.

99.1	Press Release dated December 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: December 7, 2020	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary